                                                                    EXHIBIT 10.5

                             GENESEE & WYOMING INC.
                           2004 OMNIBUS INCENTIVE PLAN

                                  AWARD NOTICE

           GRANTEE:                     ________________________________

           TYPE OF AWARD:                Restricted Stock Unit Award

           NUMBER OF SHARES:                         --
                                        ________________________________

           DATE OF GRANT:               ________________________________

           SHARE ISSUANCE DATE:         ________________________________

           DEFERRAL AVAILABLE:            Yes (see Section 4 below)

      1. Grant of RSU. This Award Notice serves to notify you that the Compensation Committee (the "Committee") of the Board of Directors of Genesee & Wyoming Inc. ("G&W") hereby grants to you, under G&W's 2004 Omnibus Incentive Plan (the "Plan"), a restricted stock unit award (the "RSU"), on the terms and conditions set forth in this Award Notice and the Plan, representing the right to receive up to the number of shares of G&W's Class A Common Stock, par value $.01 per share (the "Common Stock") set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available on G&W's Intranet or from G&W's Human Resources Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used in this Award Notice are defined in the Plan.

      2. Vesting. Subject to the terms set forth in this Award Notice and the Plan, provided you are still in the service of G&W or any Subsidiary at that time, the RSU will vest as follows: pro rata with respect to one half of the shares subject to such RSU on the date of each of the next two annual meetings of stockholders, with any fractional share resulting from such proration vesting on the last vesting date. No shares of Common Stock shall be issued to you upon vesting; vested shares of Common Stock will be issued pursuant to Section 3 of this Award Notice. In the event of your death or the termination of your service to G&W or any Subsidiary prior to complete vesting of the RSU, the unvested portion of the RSU shall be forfeited as of the date of your death or such termination.

      3. Issuance of Shares. Subject to Section 9 of this Award Notice, and except as otherwise provided by Section 4 of this Award Notice, G&W shall issue a certificate representing one share of Common Stock for each vested RSU on the earliest practicable date (as determined by G&W) following the Share Issuance Date set forth above. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

      4. Deferral. Pursuant to the Restricted Stock Unit Award Deferral Procedures adopted by the Committee pursuant to its authority under the Plan (the "Procedures"), you make elect to defer receipt of the shares of Common Stock by making a deferral election in accordance with and subject to the terms of the Procedures. Such an election must be made within the time period permitted by the Procedures and on the form(s) provided by G&W. If you desire to make such an election, you may obtain a copy of the Procedures and the necessary forms from G&W's Intranet or from G&W's Human Resources Department upon request.

      5. Effect of Change In Control.

            (a) Upon the occurrence of a "Change In Control" of G&W, the unvested portion of the RSU shall immediately vest as of the date of the occurrence of such event and the Share Issuance Sate shall become the date of the occurrence of such event.

            (b) The term "Change In Control" means a change in control of G&W of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K, as in effect on December 31, 1996, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as:

            (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than a Permitted Holder becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25 percent or more of the combined voting power of the outstanding securities of G&W ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: any acquisition by any corporation if, immediately following such acquisition, more than 75 percent of the outstanding securities of the acquiring corporation (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of G&W ordinarily having the right to vote in the election of directors;

            (ii) individuals who constitute the Board on May 12, 2004 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 12, 2004 whose election, or nomination for election by G&W's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of G&W in which such person is named as a nominee for director without objection to such nomination (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of directors of G&W, as such terms are used in Rule 14a-11 under the Exchange Act, or "tender offer," as such term is used in Section 14(d) of the Exchange Act), shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board;

            (iii) upon the consummation by G&W of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of G&W ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75 percent of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or

            (iv) upon the approval by G&W's stockholders of a complete liquidation and dissolution of G&W or the sale or other disposition of all or substantially all of the assets of G&W other than to a Subsidiary.

            (c) The term "Permitted Holder" means: (i) G&W or a Subsidiary, (ii) any employee benefit plan sponsored by G&W or any Subsidiary, or (iii) Mortimer
B. Fuller III ("MBF"), or his spouse, siblings, children or grandchildren ("Family Members") or a trust, corporation, partnership or LLC, so long as all of the beneficial interests of which are held exclusively by MBF and/or one or more Family Members, where such person(s) or entity acquired their G&W stock from MFB.

      6. Nonassignability. The RSU and the shares of Common Stock issuable thereunder, may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged or encumbered in any way prior to the vesting of such RSU and the issuance of such shares thereunder, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After the vesting of the RSU and the issuance of the shares of Common Stock thereunder, the sale or other transfer of the shares of Common Stock issued under the RSU shall be subject to applicable laws and regulations under the Securities Exchange Act of 1934.

      7. Limitation of Rights. You will not have any rights as a stockholder with respect to the shares of Common Stock covered by the RSU until you become the holder of record of such shares upon the issuance by G&W of such shares of Common Stock to you. Neither the Plan, the granting of the RSU nor this Award Notice gives you any right to remain in the service of G&W or any Subsidiary.

      8. Rights of G&W and Subsidiaries. This Award Notice does not affect the right of G&W or any Subsidiary to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

      9. Restrictions on Issuance of Shares. If at any time G&W determines that the listing, registration or qualification of the shares of Common Stock issuable under the RSU upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any shares of Common Stock issuable under the RSU pursuant to this Award Notice, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to G&W.

      10. Plan Controls. The RSU is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

      11. Amendment. Except as otherwise provided by the Plan, G&W may only alter, amend or terminate the RSU with your consent.

      12. Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

      13. Notices. All notices and other communications to G&W required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed to G&W's office at 1200-C Scottsville Road, Suite 200, Rochester, New York 14624, Attention: Senior Vice President - Human Resources. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answerback is received.

ACKNOWLEDGEMENT

      The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan, and, if applicable, the Procedures. The undersigned further acknowledges that this Award Notice and the Plan, and, if applicable, the Procedures, set forth the entire understanding between him or her and G&W regarding the restricted stock unit award granted by this Award Notice and that this Award Notice and the Plan, and, if applicable, the Procedures, supercede all prior oral and written agreements on that subject.

Dated: _________________________

                                      __________________________________________
                                      Name

                                      Genesee & Wyoming Inc. By:
                                      __________________________________________
                                                   Shayne L. Magdoff
                                      Sr. VP of Administration & Human Resources